Exhibit 10.1
AGREEMENT
     THIS AGREEMENT, made and entered into this 19th day of July, 2007, by and between OAK HILL BANKS (hereinafter referred to as “Bank”), and RALPH E. COFFMAN, JR. (hereinafter referred to as “Employee”), and WESBANCO, INC., a West Virginia corporation (hereinafter referred to as “Wesbanco”).
     WHEREAS, Employee is serving as an executive officer of the Bank as of the date hereof and is a party to an Employment Agreement dated January 1, 2006, by and between Oak Hill Financial, Inc. (hereinafter referred to as “Oak Hill”) which the Employee agrees he will mutually terminate as of the effective date of the merger by Oak Hill with and into Wesbanco upon payment by Wesbanco of the change in control benefits provided under Paragraph 7(d) thereof, which the parties agree shall be in the amount of Five Hundred Ten Thousand Dollars ($510,000), payable in a lump sum on the effective date of the merger (the “Change in Control Payment”) notwithstanding the continued employment of Employee, and
     WHEREAS, the Bank wishes to assure itself of the Employee’s full time employment and continuing services in an executive capacity.
     WITNESSETH THAT: In consideration of the mutual promises and undertakings hereinafter set forth, the parties hereto agree as follows:
     1. OFFER OF EMPLOYMENT. The Bank agrees to, and hereby does, continue the employment of Employee at Bank in an executive capacity. In that capacity, Employee shall be answerable to the Board of Directors of the Bank and such other officers of Wesbanco, the parent company of the Bank, as the Board of Directors of Wesbanco shall direct. Employee shall perform such duties, compatible with his employment under the Agreement, as the Bank, and Wesbanco, from time to time may assign to him.
     2. COMPENSATION. As compensation for the performance of the services specified in Paragraph (1) and the observance of all of the provisions of this Agreement, the Bank agrees to pay Employee, and Employee agrees to accept, the following amounts and benefits during his term of employment:
     (A) Salary at a rate to be determined by the Board of Directors of the Bank, with notice to be given to employee in April of each calendar year, but in no event shall Employee’s salary be less than Two Hundred Twenty-five Thousand Dollars ($225,000.0) per year, plus any increases granted by the Board of Directors after the date hereof, and payable in equal biweekly installments;
     (B) Minimum guaranteed incentive bonus for the term of the Agreement in the amount of Thirty Thousand Dollars ($30,000.00) payable as of the last day of the term hereof; and
     (C) Such other miscellaneous benefits and perquisites as the Bank provides to its executive employees generally.
     3. ACCEPTANCE OF EMPLOYMENT. Employee accepts the employment provided for herein, at the salary set forth above, and agrees to devote his talents and best efforts to the diligent, faithful, and efficient discharge of the duties of his employment, and in furtherance of the operations and best interests of Bank, and observe and abide by all rules and regulations promulgated by Bank for the guidance and direction of its employees and the conduct of its business, operations, and activities.
     4. TERM OF AGREEMENT. The employment term provided for herein shall consist of a term of one (1) year, with the initial term beginning on the effective date of the merger of Oak Hill with and into Wesbanco and terminating on the first anniversary thereof. The term of this Agreement shall automatically be extended on each anniversary of the beginning date of the term hereof for an additional one year, thereby creating a new one (1) year term, unless written notice of termination hereof is given by either party at least ninety (90) days prior to the anniversary date of the beginning date of this Agreement.
     5. CONFIDENTIALITY. Employee agrees that such information concerning the business, affairs, and records of Bank, Wesbanco or any affiliate thereof as he may acquire in the course of, or as incident to, his employment hereunder, shall be regarded and treated as being of a confidential nature, and that he will not disclose any such information to any person, firm, or corporation, for his own benefit or to the detriment of Bank, Wesbanco or any affiliate thereof, during the term of his employment under this Agreement or at any time following the termination thereof.
     6. MISCELLANEOUS BENEFITS. This Agreement is not intended, and shall not be deemed to be in lieu of any rights, benefits, and privileges to which Employee may be entitled as an employee of Bank under any retirement, pension, profit sharing, insurance, hospital, bonus, vacation, or other plan or plans which may now be in effect or which may hereafter be adopted by Bank, it being understood that Employee shall have the same rights and privileges to participate in such plans and benefits, as any other employee, during the period of his employment.

     7. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon Bank’s successors and assigns, including, without limitation, any company or corporation which may acquire substantially all of Bank’s assets or business, or with, or into which Bank may be merged or otherwise consolidated.
     8. TERMINATION. The Employee’s employment hereunder shall terminate upon the earliest to occur of any one of the following:
     (A) The expiration of the initial term of this Agreement, or any extended term of this Agreement by written notice of termination as provided in Paragraph (4) hereof; or
     (B) By the Bank for cause (as defined below) or other than for cause, after thirty (30) days written notice to Employee, provided that such termination may be immediate upon notice in the case of a termination by the Bank for cause. Cause for purposes of this Agreement shall mean as follows:
     (i) An act of dishonesty, willful disloyalty or fraud by the Employee that the Bank determines is detrimental to the best interests of the Bank, Wesbanco or any affiliate thereof; or
     (ii) The Employee’s continuing inattention to, neglect of, or inability to perform (other than as a result of the Employee’s disability, as determined by the Bank), the duties to be performed under this Agreement, or

     (iii) Any other breach of the Employee’s covenants contained herein or of any of the other terms and provisions of this Agreement, or
     (iv) The deliberate and intentional engaging by the Employee in gross misconduct which is materially and demonstrably injurious to the Bank, Wesbanco or any affiliate thereof.
     (C) Employee shall have the right to terminate this Agreement and his active employment hereunder at any time after the expiration of the initial one (1) year term of this Agreement upon ninety (90) days written notice to the Bank.
     (D) Upon the death of Employee, this Agreement shall automatically terminate.
     9. EFFECT OF TERMINATION. In the event of a termination of this Agreement, Employee shall be paid the following severance benefits, payable promptly after the date of termination of his employment, in the following manner:
     (A) In the event that this Agreement is terminated by the death of Employee, this Agreement shall be deemed to have been terminated as of the date of such death except, however, that Bank shall pay to the surviving spouse of Employee, or in lieu thereof, to Employee’s estate, an amount equal to six months of the base salary at his then current base rate, provided, however, that if such death occurs within six months of the Employee’s Normal Retirement Date, as defined in the Wesbanco, Inc. KSOP, or after such Normal Retirement Date, so that a plan benefit is payable to the surviving spouse of Employee, such payment shall be reduced to an amount equal to one month of the base salary at his then current base rate.
     (B) In the event that this Agreement is terminated by Employee and Bank by mutual agreement, then Bank shall pay such severance benefits, if any, as shall be agreed upon by Bank and Employee.
     (C) In the event that Bank attempts to terminate this Agreement, other than for cause, death of Employee, or by mutual agreement with Employee, in addition to any other rights or remedies which Employee may have, Employee shall receive an amount equal to the greater of (i) six months of base salary at his then current base rate, or (ii) the base salary Employee would have received had he continued to be employed pursuant to this Agreement throughout the end of the then existing one-year term of employment hereunder.
     (D) In the event Bank terminates this Agreement for cause or the Employee terminates this Agreement, no severance benefits shall be payable hereunder.
     10. ENTIRE UNDERSTANDING; AMENDMENT. This Agreement supersedes all previous agreements between Employee and Bank, except as otherwise specifically provided herein, and contains the entire understanding and agreement between the parties with respect to the subject matter hereof, and cannot be amended, modified, or supplemented in any respect except by a subsequent written agreement executed by the parties hereto.

     11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia.
     12. CERTAIN OBLIGATIONS OF WESBANCO. While the parties acknowledge that certain provisions of this Agreement may be unenforceable in some respects against the Bank, pursuant to applicable banking law, it is nonetheless the intention of the parties to create pursuant to this Agreement a valid employment for a definite term (subject to early termination as provided herein) with specified benefits. As an inducement for Employee and Bank to enter into this Agreement, Wesbanco hereby undertakes the independent, separate and unconditional obligation to Employee to pay all amounts which are or may become due to Employee under this Agreement as set forth herein, regardless of the status of the direct or indirect enforceability or validity of Bank’s obligation to pay any or all such amounts as may be due hereunder to Employee; provided, however, that for purposes of this Paragraph 12, Wesbanco shall be obligated to the Employee for any bonuses or any increases in base salary in excess of the total amount of Two Hundred Fifty-five Thousand Dollars ($255,000.00) only to the extent that it has consented to such bonuses or increases. Wesbanco also acknowledges that it may or may not be entitled to indemnification or contribution from Bank or to be subrogated to the claim of Employee hereunder for any payments Wesbanco may make to Employee; and Wesbanco hereby specifically waives any rights it may otherwise have to indemnification or contribution from Bank or to be subrogated to the claim of Employee hereunder in the event that such payments as are made by Wesbanco would be unenforceable or invalid for any reason against Bank.
     13. TERMINATION OF PRIOR EMPLOYMENT AGREEMENT. Conditioned upon consummation of the merger by and between Wesbanco and Oak Hill, the parties agree to the termination, as of the Effective Date of the Merger, as those terms are defined in the

Agreement and Plan of Merger dated the 19th day of July, 2007, by and between such parties and their named subsidiaries, of the existing Employment Agreement dated January 1, 2006, by and between Oak Hill and Employee subject to receipt by Employee of the Change in Control Payment provided under Paragraph 7(d) thereof and defined as to amount herein.
     14. COVENANTS OF EMPLOYEE.
     (A) Covenant Against Competition. Employee acknowledges that (a) the principal business of Bank is the operation of banking and financial services businesses and any business related thereto or incidental thereto as Bank may from time to time adopt (the “Company Business”); (b) the Company Business is, in part, regional in scope; (c) Employee’s work for Bank will give him access to the confidential affairs of Bank; and (d) the agreements and covenants of Employee contained in this Section 14 are essential to the business and goodwill of Bank. Accordingly, Employee covenants and agrees that:
     (i) During the term of Employee’s employment with Bank and for a period of two (2) years (the “Restricted Period”) following the termination of such employment by Bank for “cause” (as such term is defined herein), Employee shall not in any county where Bank’s offices are located throughout the United States of America or in any contiguous county (provided, however, that this restriction shall not apply to greater metropolitan areas of Cleveland and Columbus, Ohio): (a) engage in the Company Business for Employee’s own account (other than pursuant to this Agreement); (b) render any services to any person engaged in such activities (other than Bank, Wesbanco or any affiliate thereof); (c) engage in any Competitive Activity1; or (d) communicate with any of the employees of Bank, Wesbanco or any affiliate thereof regarding termination of the employment of the their existing employer or to become an employee of any other person.
     (ii) In the event that Employee terminates his employment with Bank, the Restricted Period, and all restrictive covenants described in this Section 14, shall apply and be in force for a period of one (1) year from the date of termination.
     (iii) During the Restricted Period, Employee shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, all confidential matters relating to the Company Business and shall not disclose them to anyone except with Bank’s express written consent and except for information which is at the time of receipt or thereafter becomes publicly known through no disclosure by Bank, or is received from a third

[1]	The term “Competitive Activity” shall mean Employee’s participation in the management of any financial services enterprise if such enterprise engages in competition with the Bank in a count in which the Bank has an office.

party not under an obligation to keep such information confidential and without breach of this Agreement.
     (iv) All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Employee or made available to Employee concerning the Company Business shall be the Bank’s property and shall be delivered to the Bank upon termination of Employee’s employment.
     (B) Rights and Remedies Upon Breach. If Employee breaches any of the provisions of Section 14(A) (the “Restrictive Covenants”), or a breach thereof is imminent, Bank shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Bank under law or in equity:
     (i) The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including without limitation, the right to an entry against Employee of restraining orders and injunctions (preliminary, temporary or permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Bank and that money damage will not provide adequate remedy to Bank; and
     (ii) The right and remedy to require Employee to account for and pay over to Bank all compensation, profits, monies, accruals, increments, or other benefits derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants. Bank may set off any amounts finally determined to be due it under this Section 14(B) against any amounts owed to Employee.
     (C) Severability of Covenants. Employee acknowledges and agrees that the Restrictive Covenants are reasonable in geographical and temporal scope, with respect to the activities restricted and in all other respects. If it is determined that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.
     (D) Reduction of Restrictive Covenants. If it is determined that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographical scope of such provision, the duration or geographical scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     15. REIMBURSEMENT OBLIGATION. The parties acknowledge and agree that, notwithstanding the termination of the Employee’s Employment Agreement under Section 13 of this Agreement, the Change in Control Payment will be made to Employee upon the Effective Date of the merger of Oak Hill with and into Wesbanco notwithstanding the continued employment of Employee and notwithstanding the dual trigger provisions of the existing Employment Agreement of Employee. In consideration of such payment, Employee agrees to continue his employment with Bank for the initial one (1) year term hereof and in the event Employee voluntarily terminates his employment during such one (1) year term or is otherwise discharged for cause as defined in said Employment Agreement during the one (1) year term, then Employee shall reimburse Wesbanco the full amount of the Change in Control Payment received by Employee by reason of the merger (including any applicable withholding taxes withheld from such Change in Control Payment). In the event the parties hereto mutually agree to terminate such employment prior to the expiration of said one (1) year term, the parties agree that no reimbursement will be required hereunder.
     16. MISCELLANEOUS. The invalidity or unenforceability of any term or provision of this Agreement as against any one or more parties hereto, shall not impair or effect the other provisions hereof or the enforceability of said term or provision against the other parties hereto, and notwithstanding any such invalidity or unenforceability, each term or provision hereof shall remain in full force and effect to the full extent consistent with law.
     IN WITNESS WHEREOF, Bank and Wesbanco have caused these presents to be signed and their corporate seals to be hereto affixed, and Employee has hereto affixed his signature and seal, at Jackson, Ohio, as of the day and year first above written.

OAK HILL BANKS

	By	/s/ Joe D. Kidd

		Its	Chairman

(SEAL)

ATTEST:

Secretary

	/s/ Ralph E. Coffman, Jr.			(SEAL)

RALPH E. COFFMAN, JR.

WESBANCO, INC.

	By	/s/ Paul M. Limbert

		Its	President and Chief Executive Officer

(SEAL)

ATTEST:

/s/ Linda Woodfin

Assistant Secretary

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